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     Exhibit 77(0) Morgan  Stanley Dean Witter  Municipal  Income  Opportunities
     Trust 10f-3 transactions for the period November 1, 1998 - May 31, 1999

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                                                                          TOTAL
                                                                          ISSUED/
                                   DATE      PRICE    SHARES     % of     PRINCIPAL   PURCHASE
SECURITY                           PURCHASED SHARE    PURCHASED  ASSETS   AMOUNT      BY GROUP  BROKER(S)
Chicago,IL,O'Hare INTL Airport
 - United Airlines Inc. SER 1999A  2/4/99    $100.00  2,350,000  1.268%   $161,695,000 1.53%    JP Morgan,
                                                                                                Loop Capital,
                                                                                                Ramirez
Michigan Municipal Bond Authority,
 School Ser 1998                  11/6/98    $104.44  2,000,000  2.826%   $304,970,000 3.279%   Salomon Smith
                                                                                                Barney

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